    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 12, 1997

                   REGISTRATION STATEMENT NO. _______________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   -----------

                                    FORM S-3

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             -----------------------
                               BARNETT BANKS, INC.
             (Exact name of Registrant as specified in its charter)


          FLORIDA                                         59-0560515
(State or other jurisdiction of                       (I.R.S. Employer
incorporation or organization)                     Identification Number)


                              50 NORTH LAURA STREET
                           JACKSONVILLE, FLORIDA 32202
                                 (904) 791-7720
   (Address, including zip code, and telephone number, including area code, of
                     Registrant's principal executive offices)

                               --------------------
                                 CHARLES E. RICE
                                  CHAIRMAN AND
                             CHIEF EXECUTIVE OFFICER
                               BARNETT BANKS, INC.
                              50 NORTH LAURA STREET
                           JACKSONVILLE, FLORIDA 32202
                                 (904) 791-7720
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                               --------------------
                                   Copies to:
                            HALCYON E. SKINNER, ESQ.
                          MAHONEY ADAMS & CRISER, P.A.
                              50 NORTH LAURA STREET
                          JACKSONVILLE, FLORIDA  32202


     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]



                          CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
 Title of Each Class       Amount to Be           Proposed Maximum Aggregate       Proposed Maximum       Amount of
 of Securities To Be        Registered             Offering Price Per Unit *        Aggregate Offering     Registration Fee *
 Registered                                                                         Price *
----------------------------------------------------------------------------------------------------------------------------
Common Stock par value      8,000,000 Shares             $46.01                      $368,080,000           $111,539.39
$2.00 per share (including
preferred stock purchase
rights) **
-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------
*    The maximum aggregate offering price is estimated solely for the purpose of determining the registration fee.  The registration fee is based on the average of the high and low prices for Barnett Banks, Inc. Common Stock
     (the "Common Stock") reported on the New York Stock Exchange on February 7,
     1997.
**   There is also being registered hereunder associated rights to purchase shares of Barnett Banks, Inc.'s Junior Participating Preferred Stock, par
     value $0.10 per share, which rights are (a) not currently exercisable and
     (b) not currently separable from shares of Common Stock.  In addition, this registration statement includes such indeterminate number of shares of
     Common Stock as may be issuable as a result of stock splits or similar transactions.

     This Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

                               BARNETT BANKS, INC.

                          COMMON STOCK, $2.00 PAR VALUE

                                8,000,000 SHARES

     This Prospectus relates to the resale, from time to time, by U.S. Trust Company of California, N.A., as trustee (the "Trustee") of the Barnett Banks, Inc. Trust Under Executive Benefit Plan (the "Trust") of up to 8,000,000 shares of common stock, $2.00 par value (the "Common Stock"), of Barnett Banks, Inc. (the "Company") contributed by the Company to the Trust (such 8,000,000 shares being referred to as the "Shares"). The Company established the Trust and authorized the issuance of the Shares into the Trust in order to secure certain benefits payable to participants under nonqualified compensation and benefit plans of the Company.

     The Shares may be offered for sale by the Trust from time to time on the New York Stock Exchange or in the over-the-counter market, in one or more negotiated transactions, by or through brokers or dealers, or in any combination of the foregoing. The Shares may be sold at a fixed offering price, at market prices prevailing at the time of sale or at negotiated prices. The Trustee will receive the net proceeds of the sale of any Shares. The Company will receive no proceeds pursuant to the sale of the Shares. All expenses of registration incurred in connection with this offering will be borne by the Company.

     The Common Stock of the Company is listed, and application will be made to list the Shares, on the New York Stock Exchange under the symbol "BBI". The closing price of the Common Stock on the New York Stock Exchange on February 7, 1997 was $46.25 per share.

     No dealer, salesman or other person has been authorized to give any information or to make any representation not contained in this Prospectus or any Prospectus Supplement and, if given or made, such information or representation must not be relied upon as having been authorized by the Company or the Trust or any underwriter, dealer or agent. Neither this Prospectus nor any Prospectus Supplement constitutes an offer to sell or a solicitation of an offer to buy any of the Shares offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer in such jurisdiction. Neither the delivery of this Prospectus or any Prospectus Supplement nor any sale hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                THE DATE OF THIS PROSPECTUS IS FEBRUARY 12, 1997.

                              AVAILABLE INFORMATION

     The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the Commission's public reference room located at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the public reference facilities in the Commission's regional offices located at: Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and Seven World Trade Center, New York, New York 10048. Copies of such materials can be obtained at prescribed rates by writing to the Securities and Exchange Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549. Certain of the Company's securities are listed on the New York Stock Exchange, Inc. ("NYSE"), and reports, proxy statements and other information concerning the Company may be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

      The Company has filed with the Commission a Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act") with respect to the Common Stock offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Such additional information may be obtained from the public reference room of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. Statements contained in the Prospectus or in any document incorporated by reference in this Prospectus as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or such other document, each such statement being qualified in all aspects by such reference.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed with the Commission by the Company are incorporated, as of their respective filing dates, by reference in this Prospectus.

     (a) the Company's Annual Report on Form 10-K for the year ended December 31, 1995, as amended by the Company's Annual Report on Form 10-K/A filed on February 14, 1996;

     (b) the Company's Reports on Form 10-Q for the quarters ended March 31, 1996, June 30, 1996 and September 30, 1996;

     (c) the Company's Current Reports on Form 8-K dated February 5, 1996, February 29, 1996, March 4, 1996, March 21, 1996, January 14, 1997 and
          January 24, 1997;

     (d) the description of the Company's Common Stock contained in its Registration Statement on Form 8-A, filed with the Commission on December 12, 1979; and

     (e) the description of the Company's Junior Participating Preferred Stock Purchase Rights, as amended, contained in its Registration Statement on Form 8-A, filed with the Commission on July 12, 1990.

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the termination of the offering of the Common Stock hereby shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which also is, or is deemed to be, incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part hereof, except as so modified or superseded.

     THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM THIS PROSPECTUS IS DELIVERED, ON THE REQUEST OF SUCH PERSON, A COPY OF ANY OR ALL OF THE DOCUMENTS DESCRIBED ABOVE UNDER "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE" (OTHER THAN EXHIBITS TO SUCH DOCUMENTS). REQUESTS SHOULD BE DIRECTED TO:

                               BARNETT BANKS, INC.
                       CORPORATE COMMUNICATIONS DEPARTMENT
                              50 NORTH LAURA STREET
                             JACKSONVILLE, FL  32202
                                 (904) 791-5516

                                   THE COMPANY

     The Company, organized in 1930, is a multi-bank holding company headquartered in Jacksonville, Florida, providing financial services to consumers and businesses through bank and non-bank subsidiaries. The principal bank, Barnett Bank, N.A., and its subsidiaries engage in retail financial services, commercial banking, trust and investment management services. Indirect auto lending is carried out in several southern states. Mortgage lending is conducted through retail and wholesale offices nationwide. Other banking activities are concentrated in Florida and southern Georgia. The principal non-bank subsidiary of the Company is EquiCredit Corporation, which engages in consumer finance nationwide. On September 30, 1996 the Company had total assets of $41.3 billion and total deposits of $33.2 billion. On that date, the Company was the 23rd largest bank holding company in the United States and the largest bank holding company in Florida.

     As a bank holding company, the Company is subject to regulation and supervision by the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") under the

Bank Holding Company Act of 1956, as amended. The bank subsidiaries of the Company are subject to regulation and supervision by the state banking authorities of the state in which the subsidiary is organized, the Office of the Comptroller of the Currency, the Federal Reserve Board and/or the Federal Deposit Insurance Corporation. The principal source of funds for the payment of dividends by the Company is dividends paid by the Company's subsidiaries. The amount of dividends that each subsidiary bank of the Company may pay is limited by state and federal laws and regulations.

     The Company's nonbanking activities are also supervised by the Federal Reserve Board. In addition, Barnett Banks Insurance, Inc. is subject to insurance laws and regulations of the Florida Department of Insurance. The activities of Barnett Investments, Inc. are governed by the Commission, the National Association of Securities Dealers and state securities laws.

     The principal executive offices of the Company are located at 50 North Laura Street, Jacksonville, Florida 32202. Its mailing address is Post Office Box 40789, Jacksonville, Florida 32203, and its telephone number is (904) 791-7720.

                                 USE OF PROCEEDS

     The Shares are being offered hereby for the account of the Trust. Accordingly, the Company will not receive any proceeds from the sale of the Shares.

                               SELLING SHAREHOLDER

     The Shares are offered hereby for the account of the Trust. The Company authorized the issuance of up to 12,000,000 shares of Common Stock to be contributed to the Trust from time to time pursuant to its terms. The Trust was established on December 5, 1996, by the Company to provide security for certain nonqualified deferred compensation benefits for employees of the Company. As of February 7, 1997, the Trust owned 8,000,000 shares of Common Stock, representing 4.32% of the total outstanding shares of Common Stock. The Company's Executive Compensation and Management Development Committee is authorized to determine the desirability and timing of contributing to the Trust all or any portion of the additional 4,000,000 shares of Common Stock authorized. Assuming that no further shares are contributed to the Trust and all shares offered hereby are sold, the Trust will beneficially own no shares of Common Stock after the completion of this offering.

     Subject to the terms and restrictions of the Trust, the Trustee has the right to exercise all rights associated with the assets of the Trust, except that the Trustee is required (i) to vote the Shares in the same proportion that all other shareholders of Common Stock vote their shares of Common Stock and
(ii) to waive dividend rights with respect to the Shares. Moreover, in the case of a tender offer for the Common Stock, the Trustee shall have no right to tender the Shares.

     Subject to terms and restrictions of the Trust, including restrictions on the ability of the Trust to sell the Shares prior to a Change in Control (as defined in the Trust), the Trustee may determine the timing and amount of any future sale of the Shares. Until a Change in Control has occurred, the Company may, on notice of a proposed sale of Shares by the Trustee, elect to purchase such Shares from the Trustee at fair market value, as defined in the Trust.

                              PLAN OF DISTRIBUTION

     The Shares may be sold from time to time by the Trust in one or more transactions (which may involve block transactions) on the New York Stock Exchange, in the over-the-counter market, on any exchange on which the Common Stock may then be listed, in negotiated transactions or any combination of such methods of sale. In addition, any of the Shares that qualify for sale pursuant to Rule 144 promulgated under the Securities Act may be sold under Rule 144 rather than pursuant to this Prospectus. There is no assurance that the Trust will sell any or all of the Shares. The Shares may be sold at market prices prevailing at the time of sale or at negotiated prices. The Trust may effect such transactions directly or by selling Shares to or through broker-dealers, and such broker-dealers may sell the shares as agent or may purchase such shares as principal and resell them for their own account pursuant to this Prospectus. Such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the Trust and/or purchasers of Shares (which compensation may be in excess of customary commissions and may be changed from time to time).

     If required at the time that a particular offer of Shares is made, a Prospectus Supplement will be delivered that sets forth any material arrangements for the distribution of the Shares and the terms of the offering, including, without limitation, the public offering or purchase price of such Shares and any discounts, commissions or concessions allowed or paid to underwriters, dealers or agents. The Shares may be purchased to be re-offered to the public through underwriting syndicates led by one or more managing underwriters, or through one or more underwriters acting alone, which underwriters may, if permissible, be affiliates of the Company or the Trustee. The underwriter or underwriters with respect to an underwritten offering of the Shares will be named in the Prospectus Supplement relating to such offering and, if an underwriting syndicate is used, the managing underwriter or underwriters will be set forth on the cover page of such Prospectus Supplement. Unless otherwise set forth in the applicable Prospectus Supplement relating to an underwritten offering of the Shares, the obligations of the underwriters named therein to purchase Shares will be subject to certain conditions precedent, and each of the underwriters with respect to a sale of Shares will be obligated to purchase all of its allocated Shares if any are purchased.

     In connection with the sale of the Shares, the Trust and any participating brokers or dealers may be deemed to be underwriters as defined in the Securities Act and any commissions or discounts and other compensation received by them may be deemed underwriting compensation under the Securities Act.

     Underwriters, agents and their controlling persons may be entitled, under agreements entered into with the Company and the Trustee, to indemnification by the Company and the Trustee against certain civil liabilities, including liabilities under the Securities Act.

     Certain of the underwriters and/or agents and their affiliates may be customers of, including borrowers from, engage in transactions with, and perform services for, the Company or the Trustee in the ordinary course of business.

     If so indicated in the applicable Prospectus Supplement, the Trustee and the Company will authorize dealers or other persons acting as the Trust's agents to solicit offers by certain institutions to purchase Shares from the Trust pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings bank, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by the Trust and the Company. The obligations of any purchaser under any such contract will not be subject to any conditions except that (i) the purchase of the Shares shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject, and (ii) if the Shares are also being sold to underwriters, the Trust shall have sold to such underwriters the Shares not sold for delayed delivery. The dealers and such other persons will not have any responsibility in respect to the validity or performance of such contracts.

     The Company will bear all expenses incurred in connection with the registration and qualification of the Shares.

                                 LEGAL OPINIONS

     The validity of the Shares will be passed upon for the Company by Mahoney Adams & Criser, P.A. (a professional corporation), Jacksonville, Florida, counsel for the Company. Marshall M. Criser, a director of the Company, is a member of the firm of Mahoney Adams & Criser, P.A.

                                     EXPERTS

     The financial statements incorporated in this Prospectus and elsewhere in the Registration Statement by reference to the Annual Report on Form 10-K for the year ended December 31, 1995, as amended by the Company's Annual Report on Form 10-K/A filed on February 14, 1996, have been audited by Arthur Andersen LLP, independent certified public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

                                 INDEMNIFICATION

          The Company's Amended and Restated Articles of Incorporation and Bylaws provide that the Company shall indemnify its directors and officers to the extent authorized or permitted by the Florida Business Corporation Act. In general, under the Florida law, a director or officer can under certain circumstances be indemnified for judgments, fines, and amounts paid in settlement as well as expenses incurred in relation to an action brought against him in his corporate capacity so long as he acted in good faith and in a manner he reasonably believed to be in or not opposed to best interests of the Company. In addition, the Company has entered into contracts with all of its directors providing for indemnification of such persons by the

Company to the full extent authorized or permitted by law, subject to certain limited exceptions. Insofar as indemnification under the Securities Act may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

     No person is authorized to give any information or to make any representation, other than those contained in this Prospectus, and any information or representations not contained in this Prospectus must not be relied upon as having been authorized. This Prospectus does not constitute an offer to sell or solicitation of an offer to buy any securities other than the registered securities to which it relates. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy such securities under any circumstances where such an offer or solicitation is unlawful. Neither the delivery of this Prospectus nor any sales made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or that the information contained herein is correct as of any time subsequent to its date.

                                TABLE OF CONTENTS

Available Information. . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Incorporation of Certain
  Information by Reference . . . . . . . . . . . . . . . . . . . . . . . . . 2
The Company. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
Use of Proceeds. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
Selling Shareholder. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
Plan of Distribution . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
Legal Opinions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
Experts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
Indemnification. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following expenses will be incurred in connection with the issuance and distribution of the Common Stock being registered, other than underwriting discounts and commissions.

          Securities and Exchange Commission
            Registration Fee                      $111,539.39
                                                   ----------
          Blue Sky Fees and Expenses
                                                   ----------
          Accounting Fees and Expenses               5.000.00
                                                   ----------
          Legal Fees and Expenses                    7,500.00
                                                   ----------
          Printing and Engraving Expenses
                                                   ----------
          Miscellaneous Expenses                     2,500.00
                                                   ----------
                                                  $
                                                   ----------

                                                   ----------

     All of the above items, except the registration fee, are estimated.


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Articles and Bylaws of the Corporation require the indemnification of directors and officers to the fullest extent permitted by law.

     Subsection (1) of Section 607.0850 of the Florida Business Corporation Act (the "FBCA") empowers a corporation to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against liability incurred in connection with such proceeding (including any appeal thereof) if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     Subsection (2) of Section 607.0850 of the FBCA empowers a corporation to indemnify any person who was or is a party to any proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth in the preceding paragraph, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expenses of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including appeals, provided that the person acted under the standards set forth in the preceding paragraph. However, no indemnification should be made for any claim, issue or matter as to which such person is adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court deems proper.

     Subsection (3) of Section 607.0850 of the FBCA provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in defense of any proceeding referred to in subsection (1) or (2) of
Section 607.0850 of the FBCA or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses actually and reasonably incurred by him in connection therewith.

     Subsection (4) of Section 607.0850 of the FBCA provides that any indemnification under subsection (1) or (2) of Section 607.0850 of the FBCA, unless determined by a court, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he has met the applicable standard of conduct set forth in subsection (1) or (2) of Section
607.0850 of the FBCA. Such determination shall be made:

          (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such proceeding;

          (b) if such a quorum is not obtainable, or, even if obtainable, by majority vote of a committee duly designated by the board of directors (in which directors who are parties may participate) consisting solely of two or more directors not at the time parties to the proceeding;

          (c)  by independent legal counsel:

               (1) selected by the board of directors as prescribed in paragraph (a) or the committee selected as prescribed in paragraph
          (b); or

               (2)  if no quorum of directors can be obtained under paragraph
          (a) or no committee can be designated under paragraph (b), by a majority vote of the full board of directors (in which directors who are parties may participate); or

          (d) by the shareholders by a majority vote of a quorum of shareholders who were not parties to such proceedings or, if no quorum is obtainable, by a majority vote of shareholders who were not parties to such proceeding.

     Under subsection (6) of Section 607.0850 of the FBCA, expenses incurred by a director or officer in defending a civil or criminal proceeding may be paid by the corporation in advance of the final disposition thereof upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it is ultimately determined that such director or officer is not entitled to indemnification under Section 607.0850 of the FBCA.

     Subsection (7) of Section 607.0850 of the FBCA states that indemnification and advancement of expenses provided under Section 607.0850 of the FBCA are not exclusive and empowers the corporation to make any other or further indemnification or advancement of expenses under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, for actions in an official capacity and in other capacities while holding an office. However, a corporation cannot indemnify or advance expenses if a judgment or other final adjudication establishes that the actions or omissions to act of the director or officer were material to the adjudicated cause of action and the director or officer (a) violated criminal law, unless the director or officer had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful, (b) derived an improper personal benefit from a transaction, (c) was or is a director in a circumstance where the liability under Section
607.0834 of the FBCA (relating to unlawful distributions) applies, or (d) engaged in willful misconduct or conscious disregard for the best interests of the corporation in a proceeding by or in right of the corporation to procure a judgment in its favor or in a proceeding by or in right of a shareholder.

     Subsection (9) of Section 607.0850 of the FBCA permits any director or officer who is or was a party to a proceeding to apply for indemnification or advancement of expenses, or both, to any court of competent jurisdiction and lists the determinations the court should make before ordering indemnification or advancement of expenses.

     Subsection (12) of Section 607.0850 of the FBCA permits a corporation to purchase and maintain insurance for a director or officer against any liability incurred in his official capacity or arising out of his status as such regardless of the corporation's power to indemnify him against such liability under Section 607.0850.

     As allowed by Section 607.0850(12) of the FBCA, the Corporation maintains liability insurance covering directors and officers.

ITEM 16.  EXHIBITS.

     The exhibits listed on the Exhibit Index on page II-9 of this Registration Statement have been previously filed, are filed herewith, will be filed by amendment, or are incorporated herein by reference to other filings.

ITEM 17.  UNDERTAKINGS.

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

PROVIDED, HOWEVER, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on the 12th day of February, 1997.

                                        BARNETT BANKS, INC.



                                        By:               *
                                           ----------------------------------
                                           Charles E. Rice, Chairman and
                                           Chief Executive Officer


                                           /s/ Hinton F. Nobles, Jr.
                                           ----------------------------------
                                           Hinton F. Nobles, Jr.
                                           Attorney-in-Fact

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

SIGNATURE                     TITLE                      DATE
---------                     -----                      ----
     *
---------------------         Director                   February 12, 1997
Walter H. Alford


     *
---------------------         Director                   February 12, 1997
Rita Bornstein


     *                        Director                   February 12, 1997
---------------------
James L. Broadhead


     *
---------------------         Director                   February 12, 1997
Alvin R. Carpenter


     *
---------------------         Director                   February 12, 1997
Marshall M. Criser


---------------------         Director                   February 12, 1997
Jack B. Critchfield


     *
----------------------        Director                   February 12, 1997
Remedios Diaz Oliver


     *
----------------------        President                  February 12, 1997
Allen L. Lastinger, Jr.       Chief Operating
                              Officer and Director


     *                        Controller
----------------------        (Principal Accounting      February 12, 1997
Gregory M. Delaney            Officer)


---------------------         Director                   February 12, 1997
Clarence V. McKee

SIGNATURE                     TITLE                   DATE
---------                     -----                   ----

---------------------         Director                February 12, 1997
Thompson L. Rankin


     *                        Chief Financial
---------------------         Officer (Principal      February 12, 1997
Charles W. Newman             Financial Officer)


     *
---------------------         Chairman, Chief         February 12, 1997
Charles E. Rice               Executive Officer
                              and Director
                              (Principal Executive
                              Officer)


     *
---------------------         Director                February 12, 1997
Frederick H. Schultz


     *
---------------------         Director                February 12, 1997
Stewart Turley


     *
---------------------         Director                February 12, 1997
John A. Williams


/s/ Hinton F. Nobles, Jr.
-------------------------
Hinton F. Nobles, Jr.
Attorney-in-Fact

                                  EXHIBIT INDEX


                                                         PAGINATION IN
                                                         SEQUENTIAL
 EXHIBIT     EXHIBIT                                     NUMBERING
 NUMBER      DESIGNATION                                 SYSTEM
--------     -----------                                 ---------------
  (4)(a)      Amended and Restated Articles of           incorporated by
              Incorporation of the Corporation.          reference to
                                                         Exhibit 4(a) of
                                                         the Corporation's
                                                         Registration
                                                         Statement No. 33-
                                                         59246

  (4)(b)       Bylaws of the Corporation.                incorporated by
                                                         reference to
                                                         Exhibit 4(b) to
                                                         the Corporation's
                                                         Registration
                                                         Statement No. 33-
                                                         64305

  (4)(c)       Rights Agreement.                         incorporated by
                                                         reference to
                                                         Exhibit (4)(c) to
                                                         the Corporation's
                                                         Registration
                                                         Statement No. 33-
                                                         36307

  (4)(d)       Trust under Executive Benefit Plan.

* (5)          Opinion of Mahoney Adams & Criser, P.A.
               as to the validity of the Common Stock.

 (23)(a)       Consent of Arthur Andersen LLP.

*(23)(c) Consent of Mahoney Adams & Criser, P.A., counsel to the Corporation (included in Exhibit (5)).

 (24)(a)       Powers of Attorney.

 (24)(b)       Certified Resolutions of Board of
               Directors authorizing Powers of Attorney.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
*  To be filed by amendment